[Date]

Maxim Group LLC
405 Lexington Ave.
New York, New York 10174

Re:  Key Hospitality Acquisition Corporation.


Gentlemen:

This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Key Hospitality Acquisition Corporation ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of common stock, par value $.001 per share, of the Company (the "Common Stock") and one Warrant to purchase a share of Common Stock. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company's IPO unless Maxim Group LLC ("Maxim") informs the Company of its decision to allow earlier separate trading.

The undersigned agrees that this letter agreement constitutes an irrevocable order for Maxim to purchase for the undersigned's account within the forty-trading day period commencing on the date separate trading of the Warrants commences ("Separation Date") up to _________ Warrants (or __________ Warrants if the over-allotment in the IPO is exercised in full) at market prices not to exceed $1.20 per Warrant ("Maximum Warrant Purchase"). Maxim (or such other broker dealer(s) as Maxim may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the forty-trading day period commencing on the Separation Date. Maxim further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

The undersigned may notify Maxim that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to Maxim by the undersigned (such affiliate or other person or entity, a "Designee")) who (or which) has an account at Maxim and, in such event, Maxim will make such purchase on behalf of said Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the Designee fails to make such payment.

The undersigned agrees that neither the undersigned nor any Designee of the undersigned shall sell or transfer the Warrants until the earlier of the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination involving the Company and acknowledges that, at the option of Maxim, the certificates for such Warrants shall contain a legend indicating such restriction on transferability, it being understood that the Warrants purchased will be non-callable by the Company as long as they are held by the undersigned or any Designee.

This letter agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, with regard to the conflicts of laws principals thereof. This Agreement shall be binding upon the undersigned and the heirs, successors and assigns of the undersigned.

                                                Very truly yours,


                                                --------------------------------
                                                [Name]